UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 26, 2017

NEWGEN BIOPHARMA CORP.

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-1537274	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3221 Dominquez Avenue, Quezon City, Philippines	N/A
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 844-624-4793

Former Name or Former Address, if Changed Since Last Report:

N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Election of Director

On January 26, 2017, upon written consent of our Board of Directors and in accordance with the provisions of our Amended and Restated Bylaws, our Board of Directors increased the number of directors to serve on the Board of Directors from one to two directors, and elected Navdeep Jaikaria, Ph.D. to fill the vacancy on the Board of Directors created by such increase. It is contemplated that Dr. Jaikaria may serve on certain committees of the Board of Directors in the future, but no such committees have been established, and consequently no such appointment has been made as of the date of this report. Other than as described below, there are no agreements or understandings between Dr. Jaikaria and any other persons, pursuant to which Dr. Jaikaria was elected as a director. There are no family relationships between Dr. Jaikaria and any other director, executive officer, or person nominated or chosen to become a director or executive officer of our company.

Dr. Jaikaria is the Founder, Chairman, President and CEO of NewGen BioPharma Corporation, a New Jersey corporation (“NewGen New Jersey”), and has served in such capacities since 2010. NewGen New Jersey operates as a pharmaceutical and nanotherapeutics biotechnology company that develops enhanced pharmaceuticals and cosmaceuticals by reformulating approved active pharmaceutical ingredients using proprietary nanotechnology platforms. Prior to founding NewGen New Jersey in 2010, Dr. Jaikaria served as a Managing Director and Head of Equity Research at Rodman and Renshaw, a New York healthcare investment bank. Dr. Jaikaria obtained his B.Sc. in human biology from All India Institute for Medical Sciences in New Delhi, his Ph.D. in cell biology and anatomy at the New York Medical College, and completed a post-doctoral fellowship at the Rockefeller University. We believe Dr. Jaikaria’s experience in financial markets, the biotechnology industry, business leadership and management will be valuable to our company as we continue to develop and implement our business plan.

As disclosed in further detail in our Current Report on Form 8-K filed with the SEC on January 11, 2017, on January 10, 2017, we entered into an Agreement and Plan of Merger (the “Merger Agreement”) with NewGen New Jersey and NewGen Merger Sub Inc., a New Jersey corporation and our wholly-owned subsidiary formed for the purpose of the transaction. Pursuant to the terms of the Merger Agreement, we will issue 40,000,000 shares of our common stock to the shareholders of NewGen New Jersey in exchange for our acquisition of all the issued and outstanding capital stock of NewGen New Jersey, and NewGen New Jersey will become our wholly-owned subsidiary. Dr. Jaikaria is the founder and an approximate 38% shareholder of NewGen New Jersey, and therefore has a direct material interest in the transactions contemplated by the Merger Agreement.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NewGen BioPharma Corp., a Nevada Corporation

Dated: January 26, 2017	By:	/s/ Jerwin Alfiler
Jerwin Alfiler President

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